Exhibit 2.3

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

DATED AS OF DECEMBER 31, 2015

AMONG

NUVOLA, INC.;

NUVOLA MERGER SUB, LLC;

AND

MODERN ROUND, L.L.C.

TABLE OF CONTENTS

SECTION 1. THE MERGER		1
1.1	The Merger	1
1.2	Closing	1
1.3	Effective Time	1
1.4	Organizational Documents	2
1.5	Directors	2
1.6	Officers	2
1.7	Status and Conversion of Securities.	2
1.8	Further Documents	4
1.9	Internal Revenue Code	4
SECTION 2. INFORMATION STATEMENT		4
2.1	Schedule 14F-1 Information Statement	4
SECTION 3. REPRESENTATIONS AND WARRANTIES		5
3.1	Representations and Warranties of Nuvola and NMS	5
3.2	Representations and Warranties of Modern Round	14
3.3	No Other Representations or Warranties	24
SECTION 4. COVENANTS		24
4.1	Mutual Covenants of the Parties	24
4.2	Covenants of Nuvola	25
4.3	Covenants of Modern Round	27
4.4	Confidentiality	28
SECTION 5. CONDITIONS PRECEDENT TO OBLIGATIONS		29
5.1	Conditions Precedent to the Obligations of Nuvola and NMS	29
5.2	Conditions Precedent to the Obligations of Modern Round	29
SECTION 6. WAIVER, MODIFICATION, TERMINATION		31
6.1	Waivers	31
6.2	Modification	31
6.3	Termination	31
6.4	Effect of Termination	32
SECTION 7. GENERAL		32
7.1	Indemnity Against Finders	32
7.2	Controlling Law	32
7.3	Notices	32
7.4	Binding Nature of Agreement; No Assignment	33
7.5	Entire Agreement	33
7.6	Severability	33
7.7	Schedules	33
7.8	Paragraph Headings	34
7.9	Gender; Construction	34
7.10	Counterparts	34
7.11	Expenses	34
7.12	Non-Survival of Representations and Warranties	34

i

APPENDICES

1	Directors and Officers of Nuvola

EXHIBITS

A	Articles of Merger

B	2015 Incentive Stock Plan

ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of December 31, 2015, among Nuvola, Inc., a Nevada corporation (“Nuvola”); Nuvola Merger Sub, LLC, a Nevada limited liability company and wholly owned subsidiary of Nuvola (“NMS”); and Modern Round, L.L.C., a Nevada limited liability company (“Modern Round”).

RECITALS

WHEREAS, Nuvola, NMS, and Modern Round have agreed to enter into a business combination transaction, pursuant to which NMS will merge with and into Modern Round, with Modern Round continuing as the surviving entity (the “Merger”), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with Nevada law (the “NRS”); and

WHEREAS, the Board of Directors of Nuvola, the manager and sole member of NMS, and the manager and members of Modern Round have approved this Agreement and the transactions contemplated hereby, including the Merger, subject to the terms and conditions hereof; and

WHEREAS, Nuvola, NMS, and Modern Round desire to make certain representations, warranties, covenants, and agreements in connection with the transactions contemplated by this Agreement and to prescribe certain conditions to those transactions.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby mutually covenant and agree as follows:

SECTION 1.

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), NMS shall be merged with and into Modern Round in accordance with, and with the effects provided in, the applicable provisions of the NRS. Modern Round shall be the surviving entity resulting from the Merger (the “Surviving Entity”). Modern Round shall continue to be governed by the laws of the state of Nevada and shall succeed to and assume all of the rights and obligations of NMS. The separate corporate existence of NMS shall cease as a result of the Merger.

1.2 Closing. The closing of the Merger shall take place via the electronic exchange of signature pages on December 31, 2015 or such other date as may be mutually agreed by Nuvola, NMS, and Modern Round, which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 5 (the “Closing Date”), unless another date is agreed to in writing by the parties hereto.

1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file Articles of Merger in the form of Exhibit A hereto, executed in accordance with the relevant provisions of the NRS (the “Articles of Merger”), and shall make all other filings or recordings required under the NRS. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the state of Nevada, or at such other time as Nuvola, NMS, and Modern Round shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

1.4 Organizational Documents.

(a) Articles of Organization. The articles of organization of Modern Round as in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Entity until thereafter amended in accordance with the NRS or such articles of organization.

(b) Operating Agreement. The operating agreement of Modern Round as in effect immediately prior to the Effective Time shall be the operating agreement of the Surviving Entity until thereafter amended in accordance with the NRS or such operating agreement.

1.5 Directors. The persons set forth in Appendix 1 hereto shall, from, and after the Effective Time, be the directors of Nuvola until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.6 Officers. The persons set forth in Appendix 1 hereto shall, from, and after the Effective Time, be the officers of Nuvola, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.7 Status and Conversion of Securities.

(a) Conversion of Modern Round Units into Nuvola Stock. As of the Effective Time, each unit of Modern Round (“Modern Round Units”) issued and outstanding as of the Effective Time, by reason of the Merger and without any action on the part of the holders thereof, shall be automatically converted into the right to receive and shall be exchangeable for a number of shares of common stock, $0.001 par value, of Nuvola (“Nuvola Common Stock”) equal to (i) the quotient of (A) the number of issued and outstanding shares of Nuvola Common Stock as of the Effective Time divided by (B) 0.0335, less (ii) the number of issued and outstanding shares of Nuvola Common Stock as of the Effective Time, divided by (iii) the number of Modern Round Units issued and outstanding as of the Effective Time (the “Conversion Rate”), so that the members of Modern Round as of the Effective Time shall hold an aggregate of 96.65% of the issued and outstanding shares of Nuvola Common Stock immediately following the Effective Time (collectively, the “Merger Consideration”). For example, if there are 1,202,785 shares of Nuvola Common Stock issued and outstanding as of the Effective Time and 28,265,789 Modern Round Units issued and outstanding as of the Effective Time, the Conversion Rate would be calculated as follows: 1,202,785/0.0335 = 35,904,030 – 1,202,785 = 34,701,245/28,265,789 = 1.2277.

(b) Fractional Shares. Notwithstanding the foregoing, in lieu of the issuance or recognition of fractional shares of Nuvola Common Stock or interests or rights therein, each former member of Modern Round other than Nuvola shall be issued one share of Nuvola Common Stock for each fractional share to which each such member shall be entitled.

(c) Issuance of Certificates. As soon as reasonably practicable following the Effective Time, Nuvola shall cause its transfer agent to issue to the former members of Modern Round a certificate or certificates representing the number of whole shares of Nuvola Common Stock into which the Modern Round Units theretofore shall have been converted.

(d) Options To Purchase Modern Round Units.

(i) The terms of each outstanding option to purchase Modern Round Units (a “Modern Round Option”), whether or not exercisable or vested, shall be adjusted as necessary to provide that, at the Effective Time, each Modern Round Option outstanding immediately prior to the

Effective Time shall be exchanged for an option of Nuvola (each, an “Adjusted Option”), under a new 2015 Incentive Stock Plan (the “Stock Plan”), to acquire the number of shares of Nuvola Common Stock (rounded down to the nearest whole share) equal to the product of (A) the number of Modern Round Units subject to such Modern Round Option immediately prior to the Effective Time multiplied by (B) the Conversion Rate. The exercise price per share of Nuvola Common Stock subject to any such Adjusted Option will be an amount (rounded up to the nearest whole cent) equal to the quotient of (1) the exercise price per unit of Modern Round Units subject to the Modern Round Option immediately prior to the Effective Time divided by (2) the Conversion Rate. For the avoidance of doubt (A) the exercise price of, and number of shares subject to, each Adjusted Option shall be determined as necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (B) any fractional share of Nuvola Common Stock resulting from an aggregation of all the shares subject to any Modern Round Option of a holder granted under a particular award agreement with the same exercise price shall be rounded down to the nearest whole share, and (C) for any Modern Round Option to which Section 421 of the Code applies as of the Effective Time (after taking into account the effect of any accelerated vesting thereof, if applicable) by reason of its qualification under any of Sections 422 through 424 of the Code, the exercise price, the number of shares purchasable pursuant to such option, and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code.

(ii) Nuvola shall take such actions as are necessary for the assumption of the Modern Round Options, pursuant to this Section 1.7(d), including the reservation and issuance of Nuvola Common Stock as is necessary to effectuate the transactions contemplated by this Section 1.7(d). With respect to those individuals, if any, who, subsequent to the Effective Time, will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), where applicable, Nuvola shall administer any Modern Round option agreement assumed pursuant to this Section 1.7(d) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such Modern Round option agreement complied with such rule prior to the Merger.

(e) Warrants To Purchase Modern Round Units.

(i) The terms of each outstanding warrant to purchase Modern Round Units (a “Modern Round Warrant”), whether or not exercisable or vested, shall be adjusted as necessary to provide that, at the Effective Time, each Modern Round Warrant outstanding immediately prior to the Effective Time shall be exchanged for a warrant (each, an “Adjusted Warrant”) to acquire, on the same terms and conditions as were applicable under such Modern Round Warrant immediately prior to the Effective Time, the number of shares of Nuvola Common Stock (rounded down to the nearest whole share) equal to the product of (A) the number of Modern Round Units subject to such Modern Round Warrant immediately prior to the Effective Time multiplied by (B) the Conversion Rate. The exercise price per share of Nuvola Common Stock subject to any such Adjusted Warrant will be an amount (rounded up to the nearest whole cent) equal to the quotient of (1) the exercise price per unit of Modern Round Units subject to the Modern Round Warrant immediately prior to the Effective Time divided by (2) the Conversion Rate. For the avoidance of doubt, any fractional share of Nuvola Common Stock resulting from an aggregation of all the shares subject to any Modern Round Warrant of a holder granted under a particular warrant agreement with the same exercise price shall be rounded down to the nearest whole share.

(ii) Nuvola shall take such actions as are necessary for the assumption of the Modern Round Warrants, pursuant to this Section 1.7(e), including the reservation and issuance of Nuvola Common Stock as is necessary to effectuate the transactions contemplated by this Section 1.7(e).

(f) Promissory Notes Convertible into Modern Round Units.

(i) The terms of each outstanding promissory note convertible into Modern Round Units (a “Modern Round Convertible Note”) shall be adjusted as necessary to provide that, at the Effective Time, each Modern Round Convertible Note outstanding immediately prior to the Effective Time shall be converted into a promissory note, which shall be convertible into shares of Nuvola Common Stock, on the same terms and conditions as were applicable under such Modern Round Convertible Note immediately prior to the Effective Time.

(ii) Nuvola shall take such actions as are necessary for the assumption of the Modern Round Convertible Notes, pursuant to this Section 1.7(f), including the reservation and issuance of Nuvola Common Stock as is necessary to effectuate the transactions contemplated by this Section 1.7(f).

(g) NMS Units. At the Effective Time, 100% of the outstanding membership interests of NMS shall be converted into one unit of the Surviving Entity.

1.8 Further Documents. From time to time, on and after the Effective Time, as and when reasonably requested by Modern Round, the appropriate officers and directors of Nuvola as of the Effective Time shall, for, and on behalf and in the name of Nuvola or otherwise, execute and deliver all such deeds, bills of sale, assignments, and other instruments and shall take or cause to be taken such further or other actions as Modern Round may deem reasonably necessary or desirable in order to confirm of record or otherwise to the Surviving Entity title to and possession of all of the properties, rights, privileges, powers, franchises, and immunities of Nuvola and otherwise to carry out fully the provisions and purposes of this Agreement.

1.9 Internal Revenue Code. The parties hereto intend that the Merger shall be treated for federal income tax purposes as a contribution of all of the units of Modern Round to Nuvola in exchange for more than 80% of the Nuvola Common Stock and shall qualify as a transaction governed by Section 351 of the Code, and each party hereto will take all necessary and appropriate actions in order to accomplish such intent. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty, and no legal or other opinions will be provided, as to the qualification of the Merger as a transaction governed by Section 351 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on the transaction being governed by Section 351 of the Code. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes (as hereinafter defined), including without limitation, any adverse Tax consequences that may result if the transactions contemplated by this Agreement are not determined to qualify as a transaction governed by Section 351 of the Code.

SECTION 2.

INFORMATION STATEMENT

2.1 Schedule 14F-1 Information Statement. By no later than December 18, 2015, Modern Round and Nuvola together shall prepare and Nuvola shall file, as required, with the U. S. Securities and Exchange Commission (the “SEC”) a Schedule 14F-1 with respect to the persons designated as directors of Nuvola pursuant to Section 1.5 hereof. Nuvola shall include in the Schedule 14F-1 such information about the designated directors as may be reasonably necessary. Modern Round represents and warrants that the information so supplied, as it may be revised from time to time by Modern Round, will not contain any statement that, as of the time the Schedule 14F-1 is distributed and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or that omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

SECTION 3.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Nuvola and NMS. Except as otherwise set forth in the applicable schedule of the Nuvola Disclosure Schedules heretofore delivered by Nuvola to Modern Round, Nuvola and NMS represent and warrant to Modern Round as follows:

(a) Due Incorporation, Good Standing, and Qualification. Nuvola is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada with the requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as now being conducted. NMS is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Nevada with the requisite limited liability company power and authority to own, operate, and lease its properties and to carry on its business as now being conducted. Neither Nuvola nor NMS is subject to any material liability by reason of the failure to be duly qualified as a foreign entity for the transaction of business or to be in good standing under the laws of any jurisdiction. Schedule 3.1(a) hereto sets forth, as of the date of this Agreement, each jurisdiction in which each of Nuvola and NMS is qualified to do business. NMS is a newly formed company, is a wholly owned subsidiary of Nuvola, and, apart from matters arising under this Agreement, has no significant assets, liabilities, or business.

(b) Corporate Authority. Nuvola and NMS have the power and authority (subject to any requisite approval of the Nuvola stockholders and the NMS member) to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Nuvola and the manager and sole member of NMS have duly authorized the execution, delivery, and performance of this Agreement. No other proceedings on the part of Nuvola or NMS are necessary to authorize the execution and delivery by Nuvola and NMS of this Agreement or the consummation by Nuvola and NMS of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Nuvola and NMS and, assuming due authorization, execution, and delivery hereof by each of the other parties hereto, constitutes a legal, valid, and binding agreement of Nuvola and NMS, enforceable against Nuvola and NMS in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(c) Capital Stock. As of the date of this Agreement, Nuvola has authorized capital stock consisting of 100,000,000 shares of Nuvola Common Stock, $0.001 par value, of which 1,202,785 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding. As of such date, no shares of Nuvola Common Stock and no units of NMS are reserved for issuance upon the exercise of outstanding stock options or warrants. As of the date of this Agreement, 100% of the issued and outstanding units of NMS have been issued to and are held by Nuvola. All of the issued and outstanding shares of capital stock of Nuvola and units of NMS have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, the outstanding shares of Nuvola Common Stock are owned as set forth in Schedule 3.1(c) hereto.

(d) Options, Warrants, and Rights. Neither Nuvola nor NMS has any outstanding options, warrants, or other rights to purchase, convert any obligation into, or otherwise acquire any shares of its capital stock or units, other than as set forth in Schedule 3.1(d) hereto.

(e) Subsidiaries. The outstanding units of NMS are owned by Nuvola free and clear of all claims, liens, charges, and encumbrances. Nuvola does not own, directly or indirectly, any capital stock or other equity securities of any corporation or other business or have any direct or indirect equity or ownership interest in any corporation or other business other than with respect to NMS.

(f) Financial Statements. The Balance Sheet of Nuvola as of December 31, 2014, and the related Statement of Operations, Stockholders’ Deficit, and Cash Flows of Nuvola for the year ended December 31, 2014, and all related schedules and notes to the foregoing, have been audited by Seale and Beers, CPAs, registered independent public accountants, and the Balance Sheet of Nuvola as of September 30, 2015, and the related Statement of Operations, Stockholders’ Deficit, and Cash Flows of Nuvola for the nine months ended September 30, 2015, and all related schedules and notes to the foregoing, have been prepared by Nuvola without audit. Except as stated therein, all of the foregoing financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), applied on a consistent basis, and fairly present, in all material respects, the financial position, results of operations, and changes in financial position of Nuvola as of their respective dates and for the periods indicated. Neither Nuvola nor NMS has any material liabilities, obligations, or commitments of a type that would be required to be disclosed in a balance sheet prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued, absolute, or contingent, due or not yet due, known or unknown, liquidated or unliquidated, or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with GAAP, except as and to the extent disclosed or reflected in the Balance Sheet of Nuvola as of September 30, 2015 (the “Nuvola Base Balance Sheet”), or trade payables and accrued expenses incurred since the date of the Nuvola Base Balance Sheet in the ordinary course of business, none of which are material.

(g) No Material Adverse Change. Since December 31, 2014, except as otherwise set forth on Schedule 3.1(g) hereto, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, properties, assets, or results of operations of Nuvola and NMS taken as a whole; (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Nuvola or NMS that materially affects or impairs its ability to conduct its business; (iii) any event or condition of any character that has materially and adversely affected the business, condition, or prospects (financial or otherwise) of Nuvola and NMS taken as a whole; or (iv) any mortgage or pledge of any material amount of the assets or properties of Nuvola or NMS, or any indebtedness incurred by Nuvola or NMS, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

(h) Title to Properties. Each of Nuvola and NMS has good and marketable title to all of its real and personal assets and properties, including all assets and properties reflected in the Nuvola Base Balance Sheet, or acquired subsequent to the date of the Nuvola Base Balance Sheet, except properties disposed of subsequent to that date in the ordinary course of business or properties relating to discontinued operations. Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest, title retention, or other security arrangement, except for liens for the payment of federal, state, or other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Nuvola and NMS or the ownership of their assets or properties that were not incurred in connection with the borrowing of money or the obtaining of advances, and that do not in the aggregate materially detract from the value of the assets or properties of Nuvola and NMS taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in the Nuvola Base

Balance Sheet. All leases pursuant to which Nuvola or NMS leases real or personal property are valid and effective in accordance with their respective terms. Schedule 3.1(h) hereto sets forth, as of the date of this Agreement, the location, physical description, basis of occupancy, ownership, and terms of any mortgages or leases with respect to all real or personal properties used in the business of Nuvola or NMS.

(i) Condition of Assets and Properties. The buildings, equipment, machinery, fixtures, furniture, furnishings, office equipment, and all other tangible personal assets and properties presently used in, or necessary for the operation of, the business of Nuvola or NMS, do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair.

(j) Litigation. There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of Nuvola, threatened against Nuvola or NMS, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Nuvola or NMS, would individually or in the aggregate have a material adverse effect on the business, assets, properties, or operations, or on the condition, financial or otherwise, of Nuvola and NMS, taken as a whole. Neither Nuvola nor NMS is a party to any decree, order, or arbitration award (or agreement entered into in any administrative, judicial, or arbitration proceeding with any governmental authority) with respect to or affecting any of its assets or properties or the use thereof or the conduct of its businesses. Neither Nuvola, nor NMS, nor, to Nuvola’s knowledge, any officer, director, manager, employee, or agent of Nuvola or NMS has made any oral or written warranties with respect to the quality or absence of defect of the products or services sold or performed by Nuvola or NMS that are in force as of the date of this Agreement. There are no claims pending, anticipated, or, to the knowledge of Nuvola, threatened against Nuvola or NMS with respect to the quality of or absence of defects in such products or services. Neither Nuvola nor NMS has been required to pay direct, incidental, or consequential damages to any person or entity in connection with any of such products or services at any time during the five-year period preceding the date of this Agreement.

(k) Licenses and Permits. Neither Nuvola nor NMS is subject to any disability or liability by reason of its failure to possess any license, permit, franchise, certificate, consent, approval, or authorization. Each of Nuvola and NMS has all licenses, permits, franchises, certificates, consents, approvals, and authorizations of whatever kind and type, governmental or private, necessary for the business conducted by it and the ownership or use of all assets and properties and the premises occupied by it. Schedule 3.1(k) hereto constitutes a true, correct, and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations necessary for the conduct of the business of Nuvola and NMS.

(l) Intellectual Property. Neither Nuvola nor NMS is subject to any disability or liability by reason of its failure to possess any patent, copyright, trademark, trademark right, trade name, trade name right, or license. Each of Nuvola and NMS owns or holds all of the rights to use all trademarks, trade names, trade secrets, logos, fictitious names, service marks, slogans, patents, and copyrights that are used in or necessary to the operation of its business. Schedule 3.1(l) hereto constitutes, as of the date of this Agreement, a true, complete, and correct list of all of the intellectual property and applications therefor owned, used by, or licensed to Nuvola or NMS. To the knowledge of Nuvola, none of the matters covered by the intellectual property, nor any of the products or services sold or provided by Nuvola or NMS, nor any of the processes used or the business practices followed by Nuvola or NMS, infringes or has infringed upon any patent, trademark, trademark right, trade name, trade name right, trade secret, logo, fictitious name, service mark, slogan, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Neither Nuvola nor NMS is, and following the Effective Time neither Nuvola nor NMS will be, obligated to pay any royalty or other payment with respect to any intellectual property. To the knowledge of Nuvola, no person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any intellectual property of Nuvola or NMS.

(m) No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Nuvola or NMS of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to (i) any provision or restriction of any charter, bylaw, stockholders’ agreement, operating agreement, voting trust, proxy, or other similar agreement of Nuvola or NMS or known to Nuvola or NMS; (ii) any loan agreement, indenture, lease, mortgage, or lien of Nuvola or NMS; (iii) any provision or restriction of any lien, lease agreement, contract, or instrument to which Nuvola or NMS is a party or by which any of them is bound; or (iv) any order, judgment, award, decree, law, rule, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Nuvola or NMS is subject or by which Nuvola or NMS is bound. Neither the execution and delivery by Nuvola or NMS of this Agreement or any of the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance, or security interest of any nature or type whatsoever with respect to any of the stock, assets, or properties of Nuvola or NMS.

(n) Taxes.

(i) Each of Nuvola and NMS has timely filed with the appropriate taxing authorities in correct form all Tax Returns (as hereinafter defined) relating to the activities of Nuvola and NMS required or due to be filed (with regard to applicable extensions) on or prior to the date of this Agreement. All such Tax Returns are complete and accurate in all material respects, and Nuvola and NMS have paid or made provision for the payment of all Taxes (as hereinafter defined) that have been incurred or are due or claimed to be due from Nuvola or NMS by foreign, federal, state, or local taxing authorities (whether or not shown on any Tax Return and whether or not any Tax Return was required) for all periods ending on or before the date of this Agreement, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Modern Round. No claim has ever been made in writing or otherwise addressed to Nuvola or NMS by a taxing authority in a jurisdiction where Nuvola or NMS does not file Tax Returns that is or may be subject to taxation by that jurisdiction. To the knowledge of each of Nuvola and NMS, there are no jurisdictions in which Nuvola or NMS does not file Tax Returns or pay Taxes that Nuvola or NMS would be required to file Tax Returns or pay Taxes. Neither Nuvola nor NMS is currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. For purposes of this Agreement, the term “Taxes” shall mean all federal, state, county, local, foreign, and other taxes or assessments, including, without limitation, income, estimated income, business, occupation, franchise, property (real and personal), sales, use, employment, social security, social welfare, pension, medical, VAT, gross receipts, transfer, ad valorem, profits, license, capital, payroll, employee withholding, unemployment, excise, goods and services, severance, stamp, and unclaimed property, including interest, penalties, and additions in connection therewith; and the term “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity (as hereinafter defined) in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax.

(ii) The unpaid Taxes of Nuvola and NMS did not, as of the dates of the financial statements referenced in Section 3.1(f), exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in such financial statements. Since the date of the Nuvola Base Balance Sheet, neither Nuvola nor NMS has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of Nuvola and NMS will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the books and records and the Nuvola Base Balance Sheet (rather than in any notes thereto).

(iii) No claims for Taxes or assessments are being asserted or threatened against Nuvola or NMS by any taxing authority. Nuvola has delivered or furnished to Modern Round complete and accurate copies of all Tax Returns of each of Nuvola and NMS and their predecessors for all Tax years ending on or after December 31, 2013.

(iv) Each of Nuvola and NMS has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Neither Nuvola nor NMS has any non-accountable expense reimbursement arrangement within the meaning of Treasury Regulation Section 1.62-2(c).

(v) Neither Nuvola nor NMS has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code within the last five years, and neither the stock of Nuvola nor the units of NMS have been distributed in a transaction satisfying the requirements of Section 355 of the Code within the last five years.

(vi) Neither Nuvola nor NMS has entered into any transaction identified as a “reportable transaction” for purposes of Treasury Regulation Section 301.6011-4(b). If either Nuvola or NMS has entered into any transaction such that, if the treatment claimed by it were to be disallowed, the transaction would constitute a substantial understatement of federal income tax within the meaning of Section 6662 of the Code, then it believes that it has either (A) substantial authority for the tax treatment of such transaction or (B) disclosed on its Tax Return the relevant facts affecting the tax treatment of such transaction.

(vii) Neither Nuvola nor NMS is, nor has it in the last five years been, a “United States real property holding corporation” within the meaning of the Code and any applicable regulations promulgated thereunder. None of the stockholders of Nuvola nor the member of NMS is a foreign person within the meaning of Section 1445 of the Code.

(viii) Neither Nuvola nor NMS has agreed, and neither is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable period (or portion thereof) ending after the Closing Date.

(ix) None of Nuvola, NMS, or any predecessor of Nuvola or NMS has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency that has not been previously resolved.

(x) Neither Nuvola nor NMS has and neither of them have had a permanent establishment in any foreign country and neither Nuvola nor NMS has been engaged in a trade or business in any foreign country.

(xi) Neither Nuvola nor NMS has had any indebtedness that (A) was “corporate acquisition indebtedness” as defined in Section 279 of the Code; (B) bore interest any portion of which was “disqualified interest” as defined in Section 163(j)(3) of the Code, or (C) was an “applicable high yield discount obligation” as defined in Section 168(i)(1) of the Code.

(xii) The net operating loss and credit carryovers available to Nuvola and NMS and their expiration dates are set forth in Schedule 3.1(n)(xii) hereto. As of the date of this Agreement, none of such net operating losses and credit carryovers are subject to the limitations imposed by Sections 382, 383, or 384 of the Code or otherwise.

(xiii) No taxing authority is asserting or, to the knowledge of Nuvola or NMS, threatening to assert a claim against Nuvola or NMS under or as a result of Section 482 of the Code or any similar provision of any foreign, state, or local Tax law.

(xiv) Neither Nuvola nor NMS will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion of any taxable period) after the Closing Date as a result of any (A) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax law); (B) installment sale or open transaction disposition occurring on or prior to the Closing Date; (C) cash basis method of accounting or percentage of completion method of accounting; (D) an election under Section 108(i) of the Code; (E) prepaid amount received on or prior to the Closing Date; or (F) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of Tax law).

(xv) There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving either of Nuvola or NMS except for agreements entered into in the ordinary course of business the principal purpose of which is not to indemnify for Taxes.

(xvi) Neither Nuvola nor NMS has been a member of an affiliated group filing a consolidated federal income Tax Return. Neither Nuvola nor NMS has any material liability for the Taxes of any person (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

(xvii) Neither Nuvola nor NMS (A) is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income Tax purposes; (B) has made a check-the-box election under Section 7701 of the Code; (C) is a stockholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local, or foreign law); and (D) is a stockholder in a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(o) Accounts Receivable. Each account receivable of either Nuvola or NMS has arisen from a bona fide transaction relating to the sale of goods or the provision of services in the ordinary course of business, is valid and enforceable, and is fully collectible, subject to no known defenses, setoffs, or counterclaims, except to the extent of the reserve reflected in the books of Nuvola and NMS or in such other amount that is not material in the aggregate.

(p) Contracts. Except as otherwise set forth on Schedule 3.1(p) hereto, neither Nuvola nor NMS is a party to (i) any plan or contract providing for bonuses, incentives, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, or welfare benefits; (ii) any plan or agreement providing for fringe benefits to present or former employees, including sick leave, severance pay, medical, hospitalization, life insurance, or related benefits; (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, excepting, in each case, items included within aggregate amounts disclosed or reflected in the Nuvola Base Balance Sheet; (iv) any employment, consulting, or other similar arrangement not terminable by it upon 30 days or less notice without penalty to it or that provides for payments upon or after termination; (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $5,000; (vi) any contract or agreement creating an obligation of Nuvola or NMS of $5,000 or more; (vii) any mortgage, deed of trust, pledge agreement, security agreement, lease, or other contract or agreement that by its terms does not terminate or is not terminable by it without penalty to it; (viii) any loan agreement, letter of credit, financing agreement, indenture, promissory note, or other similar type of arrangement; (ix) any purchase commitment to, or contract or agreement with, any manufacturer or other supplier creating an obligation of $5,000 or more; or (x) any license, authority, or permit in favor of any person or entity with respect to its business or any of its assets or properties (each a “Material Contract”). All Material Contracts to which Nuvola or NMS is a party are valid and enforceable in accordance with their terms; Nuvola, NMS, and all other parties to each Material Contract have performed all obligations required to be performed to date and have waived no rights thereunder; none of Nuvola, NMS, or any such other party is in default or in arrears under the terms of any Material Contract; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them. Neither Nuvola nor NMS is bound by any agreement or arrangement to sell or provide goods or services at prices below the prevailing market prices therefor or to purchase goods or services at prices above the prevailing market prices therefor. Neither Nuvola nor NMS has received notice, and neither Nuvola nor NMS has reason to believe, that any of the manufacturers for or suppliers to Nuvola or NMS intends to terminate its business relationship with Nuvola or NMS for any reason whatsoever.

(q) Compliance with Law and Other Regulations.

(i) General. Each of Nuvola and NMS is in compliance in all material respects with all requirements of foreign, federal, state, and local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it unless such noncompliance would not have a material adverse effect on Nuvola and NMS taken as a whole. Without limiting the foregoing, each of Nuvola and NMS has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Neither Nuvola nor NMS has received any notice from any foreign, federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building, or zoning law, or requirement of any public authority or body. Neither Nuvola nor NMS is subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of foreign, federal, state, or local law or regulation (including those relating to the employment of labor or environmental matters) or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

(ii) Environmental. Without limiting the foregoing, there is no environmental contamination, toxic waste, or other discharge, spill, construction component, structural element, or condition adversely affecting any of the properties owned, leased, or used by Nuvola or NMS, nor has Nuvola or NMS received any official notice or citation that any of its assets or properties in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including any requirements of the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) or any Occupational Safety and Health Administration (“OSHA”) requirements. There has been no (A) storage, treatment, generation, or transportation, or (B) spill, discharge, leak, emission, injection, escape, dumping, or release of any kind into the environment (including into air, water, or ground water) of any materials (including industrial, toxic, or hazardous substances or solid, medical, or hazardous waste) by, or on behalf of, Nuvola or NMS or from any property owned, leased, or used by Nuvola or NMS in violation of any applicable foreign, federal, state, or local law, statute, rule, or regulation or the common law or any decree, order, arbitration award, or agreement with or any license or permit from any foreign, federal, state, or local governmental authority. Schedule 3.1(q)(ii) hereto sets forth, as of the date of this Agreement, a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are or have been used by Nuvola or NMS, or are located on property owned, leased, or operated by Nuvola or NMS, and that are subject to foreign, federal, state or local laws, statutes, rules or regulations, and such schedule sets forth their present contents, what the contents have been at any time in the past, and what program of redemption, if any, is contemplated with respect thereto.

(r) Employee Benefit and Employment Matters.

(i) ERISA Matters. Each of Nuvola and NMS has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of Nuvola and NMS are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither Nuvola nor NMS has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Each of Nuvola and NMS has furnished to Modern Round true and complete copies of, and listed on Schedule 3.1(r)(i) hereto, each pension plan, welfare plan, and employment benefit plan applicable to Nuvola or NMS or with respect to which Nuvola or NMS or any ERISA Affiliate (as hereinafter defined) contributes or has or may have actual or contingent liability (including any such liability under any terminated plan) and related trust agreements or annuity contracts, Internal Revenue Service determination letters, and summary plan descriptions; all of the foregoing plans, agreements, and commitments are valid, binding, and in full force and effect, and there are no defaults thereunder; and none of the rights of Nuvola or NMS or any of its ERISA Affiliates (as hereinafter defined) thereunder will be impaired by this Agreement or the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, an “ERISA Affiliate” of a party shall be another entity that is considered a single employer with such party under Section 414 of the Code.

(ii) Labor Matters. Each of Nuvola and NMS has complied with all other applicable foreign, federal, state, and local laws relating to the employment of labor, including, without limitation, the provisions thereof relating to wages, hours, collective bargaining, working conditions, and payment of taxes of any kind, and neither Nuvola nor NMS is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation, sick leave, or other compensatory time except in the ordinary course of business consistent with past periods. Neither Nuvola nor NMS is a party to any collective bargaining or other contract or agreement with any labor union, and there is no request for union representation pending or threatened against Nuvola or NMS. There is not pending or threatened any (A) labor dispute, grievance, strike, or work stoppage involving any of the employees of Nuvola or NMS, (B) charge or complaint against or involving any employees of Nuvola or NMS by the National Labor Relations Board, the Department of Labor, OHSA, or any similar foreign, federal, state, or local board or agency, or (C) unfair employment or labor practice charges by or on behalf of any employee of Nuvola or NMS.

(iii) Arrangements with Employees. The employment of each employee of either Nuvola or NMS is terminable at will without cost to Nuvola or NMS. All officers and independent contractors of either Nuvola or NMS are paid salaries or other compensation in accordance with the amounts set forth in Schedule 3.1(r)(iii) hereto, and Schedule 3.1(r)(iii) correctly and accurately sets forth, as of the date of this Agreement, all salaries, expenses, and personal benefits paid to or accrued for all directors, officers, managers, stockholders, members, independent contractors, agents, or other representatives of Nuvola and NMS as of the date of this Agreement, all of which are reflected as appropriate in the Nuvola Base Balance Sheet.

(iv) Code Section 280G. Neither Nuvola nor NMS is or will be obligated to pay separation, severance, termination, or similar benefits as a result of any transactions contemplated by this Agreement, nor will any such transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual and the transactions contemplated by this Agreement will not be the direct or indirect cause of any amount paid or payable by Nuvola or NMS being classified as an excess parachute payment under Section 280G of the Code.

(v) Section 409A. Each plan or arrangement that Nuvola or NMS is a party to or bound by that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code (each, a “Section 409A Plan”) is in the form required by, and has been operated in all material respects in compliance with, the provisions of Section 409A of the Code and other generally applicable guidance published by the Internal Revenue Service. No transfers of property have been deemed to occur with respect to any Section 409A Plan as a result of the application of any of the rules relating to funding contained in Section 409A(b) of the Code.

(s) No Payments to Directors, Officers, Managers, Stockholders, Members, or Others. Since the date of the Nuvola Base Balance Sheet, there has not been any purchase or redemption of any shares of Nuvola Common Stock or any units of NMS or any transfer, distribution, or payment by Nuvola or NMS, directly or indirectly, of any assets or properties to any director, officer, manager, stockholder, or member, other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of the Nuvola Base Balance Sheet.

(t) No Prohibited Payments. Neither Nuvola, nor NMS, nor, to the knowledge of Nuvola or NMS, any officer, director, manager, employee, independent contractor, or agent, acting on behalf of Nuvola or NMS, has at any time (i) made any contributions to any candidate for political office in violation of applicable law or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation, or ordinance requiring such disclosure; (ii) made any payment to any local, state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which Nuvola or NMS sells products or renders services or from which Nuvola or NMS buys products or services for the purpose of influencing such agent or person to buy products or services from or sell products or services to Nuvola or NMS; or (iv) engaged in any transaction, maintained any bank account, or used any corporate funds, except for transactions, bank accounts, and funds that have been and are reflected in the normally maintained books and records of Nuvola or NMS.

(u) Governing Documents and Minute Books. Each of Nuvola and NMS has previously made available to Modern Round true and complete copies of the articles of incorporation and bylaws of Nuvola and articles of organization and operating agreement of NMS as currently in effect. The minute books of Nuvola and NMS contain records that are complete and accurate in all material respects of all meetings and other corporate actions held or taken by the Board of Directors (or committees of the Board of Directors) and stockholders of Nuvola and the manager and member of NMS, as the case may be, since their incorporation or organization.

(v) Insurance. Each of Nuvola and NMS maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in amounts and against such risks and losses as are adequate and customary for the businesses engaged in by it, all of which are set forth on Schedule 3.1(v) hereto. Each of Nuvola and NMS has previously made available to Modern Round true and complete copies of such policies. Schedule 3.1(v) hereto also sets forth, as of the date of this Agreement, a list of all insurance claims made by Nuvola and NMS during the last three years prior to the date of this Agreement.

(w) SEC Reports. Nuvola has filed on a timely basis all forms, reports, financial statements, schedules, and other documents required to be filed by it with the SEC (the “SEC Reports”). The SEC Reports and Nuvola’s registration statement on Form S-1 filed with the SEC (i) were prepared, in all material respects, in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and, in each case, the rules and regulations promulgated thereunder, and (ii) do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading as of the time the document was filed. Nuvola has previously made available to Modern Round a true and correct copy of any amendment or modification to the SEC Reports that is required to be, but has not yet been, filed with the SEC. Nuvola has responded to all comment letters of the staff of the SEC relating to any SEC Reports. All SEC Reports that are filed between the date of this Agreement and the Effective Time will be timely filed, will, in all material respects, comply and be prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and, in each case, the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they are made, not misleading.

(x) Accuracy of Statements. Neither this Agreement nor any statement, list, certificate, or other information furnished or to be furnished by or on behalf of Nuvola or NMS to Modern Round in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

(y) Status of Nuvola Common Stock to be Issued. The shares of Nuvola Common Stock into which the Modern Round Units will be converted pursuant to this Agreement will be when issued validly authorized and issued, fully paid, and non-assessable.

(z) Status of Reserved Common Shares. The shares Nuvola Common Stock to be issued upon exercise of the Modern Round Options and Modern Round Warrants have been authorized and reserved for issuance and, upon exercise of such options and warrants, will be, when issued in accordance with the terms of the options and warrants, validly authorized and issued, fully paid, and non-assessable.

3.2 Representations and Warranties of Modern Round. Except as otherwise set forth in the applicable schedule of the Modern Round Disclosure Schedules heretofore delivered by Modern Round to Nuvola and NMS, Modern Round represents and warrants to Nuvola and NMS as follows:

(a) Due Organization, Good Standing, and Qualification. Each of Modern Round and its subsidiaries is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Nevada with the requisite limited liability company power and authority to own, operate, and lease its properties and to carry on its business as now being conducted. Neither Modern Round nor any subsidiary of Modern Round is subject to any material liability by reason of the failure to be duly qualified as a foreign entity for the transaction of business or to be in good standing under the laws of any jurisdiction. Schedule 3.2(a) hereto sets forth, as of the date of this Agreement, each jurisdiction in which each of Modern Round and its subsidiaries is qualified to do business.

(b) Corporate Authority. Modern Round has the power and authority (subject to any requisite approval of the Modern Round members) to enter into this Agreement and to carry out the transactions contemplated hereby. The manager and members of Modern Round have duly authorized the execution, delivery, and performance of this Agreement. No other proceedings on the part of Modern Round are necessary to authorize the execution and delivery by Modern Round of this Agreement or the consummation by Modern Round of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Modern Round and, assuming due authorization, execution, and delivery hereof by each of the other parties hereto, constitutes a legal, valid, and binding agreement of Modern Round, enforceable against Modern Round in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(c) Capital Stock. As of the date of this Agreement, Modern Round has 28,265,789 units issued and outstanding. As of such date, 4,225,000 Modern Round Units are reserved for issuance upon the exercise of outstanding Modern Round Options, and 1,365,789 Modern Round Units are reserved for issuance upon the exercise of outstanding Modern Round Warrants. All of the issued and outstanding units of Modern Round and of each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, the Modern Round Units are owned as set forth in Schedule 3.2(c) hereto.

(d) Options, Warrants, and Rights. Neither Modern Round nor any subsidiary of Modern Round has any outstanding options, warrants, or other rights to purchase, convert any obligation into, or otherwise acquire any of its units, other than as set forth in Schedule 3.2(d) hereto.

(e) Subsidiaries. The outstanding units of the subsidiaries of Modern Round are owned by Modern Round free and clear of all claims, liens, charges, and encumbrances. Modern Round does not own, directly or indirectly, any capital stock or other equity securities of any corporation or other business or have any direct or indirect equity or ownership interest in any corporation or other business other than with respect to its subsidiaries set forth in Schedule 3.2(e) hereto.

(f) Financial Statements. The Balance Sheets of Modern Round as of December 31, 2014, and the related Statements of Operations, Cash Flows, and Changes in Members’ Equity of Modern Round and its subsidiaries for the year ended December 31, 2014, and all related schedules and notes to the foregoing, have been audited by Semple, Marchal & Cooper, LLP, registered independent public accountants, and the Balance Sheet of Modern Round as of September 30, 2015, and the related Statements of Operations, Cash Flows, and Changes in Members’ Equity of Modern Round and its subsidiaries for the nine months ended September 30, 2015, and all related schedules and notes to the foregoing, have been prepared by Modern Round without audit. Except as stated therein, all of the foregoing financial statements have been prepared in accordance with GAAP, applied on a consistent basis, and fairly present, in all material respects, the financial position, results of operations, and changes in financial position of Modern Round as of their respective dates and for the periods indicated. Neither Modern Round nor any subsidiary of Modern Round has any material liabilities, obligations, or commitments of a type that would be required to be disclosed in a balance sheet prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with GAAP, except as and to the extent disclosed or reflected in the Balance Sheet of Modern Round as of September 30, 2015 (the “Modern Round Base Balance Sheet”), or trade payables and accrued expenses incurred since the date of the Modern Round Base Balance Sheet in the ordinary course of business, none of which are material.

(g) No Material Adverse Change. Since December 31, 2014, except as otherwise set forth on Schedule 3.2(g) hereto, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, properties, assets, or results of operations of Modern Round and its subsidiaries taken as a whole; (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Modern Round or any subsidiary of Modern Round that materially affects or impairs its ability to conduct its business; (iii) any event or condition of any character that has materially and adversely affected the business, condition, or prospects (financial or otherwise) of Modern Round and its subsidiaries taken as a whole; or (iv) any mortgage or pledge of any material amount of the assets or properties of Modern Round or any subsidiary of Modern Round, or any indebtedness incurred by Modern Round or any subsidiary of Modern Round, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

(h) Title to Properties. Each of Modern Round and its subsidiaries has good and marketable title to all of its real and personal assets and properties, including all assets and properties reflected in the Modern Round Base Balance Sheet, or acquired subsequent to the date of the Modern Round Base Balance Sheet, except properties disposed of subsequent to that date in the ordinary course of business or property related to discontinued operations. Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest, title retention, or other security arrangement, except for liens for the payment of federal, state, or other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Modern Round and its subsidiaries or the ownership of their assets or properties that were not incurred in connection with the borrowing of money or the obtaining of advances, and that do not in the aggregate materially detract from the value of the assets or properties of Modern Round and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in the Modern Round Base Balance Sheet. All leases pursuant to which Modern Round or any subsidiary of Modern Round leases real or personal property are valid and effective in accordance with their respective terms. Schedule 3.2(h) hereto sets forth, as of the date of this Agreement, the location, physical description, basis of occupancy, ownership, and terms of any mortgages or leases with respect to all real or personal properties used in the business of Modern Round or its subsidiaries.

(i) Condition of Assets and Properties. The buildings, equipment, machinery, fixtures, furniture, furnishings, office equipment, and all other tangible personal assets and properties presently used in, or necessary for the operation of, the business of Modern Round or its subsidiaries, do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair.

(j) Litigation. There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of Modern Round, threatened against Modern Round or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Modern Round or its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, assets, properties, or operations, or on the condition, financial or otherwise, of Modern Round and its subsidiaries, taken as a whole. Neither Modern Round nor any subsidiary of Modern Round is a party to any decree, order, or arbitration award (or agreement entered into in any administrative, judicial, or arbitration proceeding with any governmental authority) with respect to or affecting any of its assets or properties or the use thereof or the conduct of its businesses. Neither Modern Round, nor any subsidiary of Modern Round, nor, to Modern Round’s knowledge, any officer, manager, employee, or agent of Modern Round or any subsidiary of Modern Round has made any oral or written warranties with respect to the quality or absence of defect of the products or services sold or performed by Modern Round or any subsidiary of Modern Round that are in force as of the date of this Agreement. There are no claims pending, anticipated, or, to the knowledge of Modern Round, threatened against Modern Round or any subsidiary of Modern Round with respect to the quality of or absence of defects in such products or services. Neither Modern Round nor any subsidiary of Modern Round has been required to pay direct, incidental, or consequential damages to any person or entity in connection with any of such products or services at any time during the five-year period preceding the date of this Agreement.

(k) Licenses and Permits. Neither Modern Round nor any subsidiary of Modern Round is subject to any disability or liability by reason of its failure to possess any license, permit, franchise, certificate, consent, approval, or authorization. Each of Modern Round and its subsidiaries has all licenses, permits, franchises, certificates, consents, approvals, and authorizations of whatever kind and type, governmental or private, necessary for the business conducted by it and the ownership or use of all assets and properties and the premises occupied by it. Schedule 3.2(k) hereto constitutes a true, correct, and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations necessary for the conduct of the business of Modern Round and its subsidiaries.

(l) Intellectual Property. Neither Modern Round nor any subsidiary of Modern Round is subject to any disability or liability by reason of its failure to possess any patent, copyright, trademark, trademark right, trade name, trade name right, or license. Each of Modern Round and its subsidiaries owns or holds all of the rights to use all trademarks, trade names, trade secrets, logos, fictitious names, service marks, slogans, patents, and copyrights that are used in or necessary to the operation of its business. Schedule 3.2(l) hereto constitutes, as of the date of this Agreement, a true, complete, and correct list of all of the intellectual property and applications therefor owned, used by, or licensed to Modern Round or any subsidiary of Modern Round. To the knowledge of Modern Round, none of the matters covered by the intellectual property, nor any of the products or services sold or provided by Modern Round or any subsidiary of Modern Round, nor any of the processes used or the business practices followed by Modern Round or any subsidiary of Modern Round, infringes or has infringed upon any patent, trademark, trademark right, trade name, trade name right, trade secret, logo, fictitious name, service mark, slogan, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Except as otherwise set forth in Schedule 3.2(l) hereto, neither Modern Round nor any subsidiary of Modern Round is, and following the Effective Time neither Modern Round nor any subsidiary of Modern Round will be, obligated to pay any royalty or other payment with respect to any intellectual property. To the knowledge of Modern Round, no person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any intellectual property of Modern Round or any subsidiary of Modern Round.

(m) No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Modern Round or any subsidiary of Modern Round of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to (i) any provision or restriction of any charter, operating agreement, voting trust, proxy, or other similar agreement of Modern Round or any subsidiary of Modern Round or known to Modern Round or any subsidiary of Modern Round; (ii) any loan agreement, indenture, lease, mortgage, or lien of Modern Round or any subsidiary of Modern Round; (iii) any provision or restriction of any lien, lease agreement, contract, or instrument to which Modern Round or any subsidiary of Modern Round is a party or by which any of them is bound; or (iv) any order, judgment, award, decree, law, rule, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Modern Round or any subsidiary of Modern Round is subject or by which Modern Round or any subsidiary of Modern Round is bound. Neither the execution and delivery by Modern Round of this Agreement or any of the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance, or security interest of any nature or type whatsoever with respect to any of the units, assets, or properties of any of Modern Round or any subsidiary of Modern Round.

(n) Taxes.

(i) Each of Modern Round and its subsidiaries has timely filed with the appropriate taxing authorities in correct form all Tax Returns relating to the activities of Modern Round and its subsidiaries required or due to be filed (with regard to applicable extensions) on or prior to the date of this Agreement. All such Tax Returns are complete and accurate in all material respects, and Modern Round and its subsidiaries have paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from Modern Round and its subsidiaries by foreign, federal, state, or local taxing authorities (whether or not shown on any Tax Return and whether or not any Tax Return was required) for all periods ending on or before the date of this Agreement, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Nuvola. No claim has ever been made in writing or otherwise addressed to Modern Round or any subsidiary of Modern Round by a taxing authority in a jurisdiction where Modern Round or any subsidiary of Modern Round does not file Tax Returns that is or may be subject to taxation by that jurisdiction. To the knowledge of each of Modern Round and its subsidiaries, there are no jurisdictions in which Modern Round or any subsidiary of Modern Round does not file Tax Returns or pay Taxes that Modern Round or any subsidiary of Modern Round would be required to file Tax Returns or pay Taxes. Neither Modern Round nor any subsidiary of Modern Round is currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax.

(ii) The unpaid Taxes of Modern Round and its subsidiaries did not, as of the dates of the financial statements referenced in Section 3.2(f), exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in such financial statements. Since the date of the Modern Round Base Balance Sheet, neither Modern Round nor any subsidiary of Modern Round has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of Modern Round and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the books and records and the Modern Round Base Balance Sheet (rather than in any notes thereto).

(iii) No claims for Taxes or assessments are being asserted or threatened against Modern Round or any subsidiary of Modern Round by any taxing authority. Modern Round has delivered or furnished to Nuvola complete and accurate copies of all Tax Returns of each of Modern Round and its subsidiaries and their predecessors for all Tax years ending on or after December 31, 2013.

(iv) Each of Modern Round and its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member, or other third party. Neither Modern Round nor any subsidiary of Modern Round has any non-accountable expense reimbursement arrangement within the meaning of Treasury Regulation Section 1.62-2(c).

(v) Neither Modern Round nor any subsidiary of Modern Round has entered into any transaction identified as a “reportable transaction” for purposes of Treasury Regulation Section 301.6011-4(b). If either Modern Round or any subsidiary of Modern Round has entered into any transaction such that, if the treatment claimed by it were to be disallowed, the transaction would constitute a substantial understatement of federal income tax within the meaning of Section 6662 of the Code, then it believes that it has either (A) substantial authority for the tax treatment of such transaction or (B) disclosed on its Tax Return the relevant facts affecting the tax treatment of such transaction.

(vi) Neither Modern Round nor any subsidiary of Modern Round is, nor has it in the last five years been, a “United States real property holding corporation” within the meaning of the Code and any applicable regulations promulgated thereunder. None of the members of Modern Round or any subsidiary of Modern Round is a foreign person within the meaning of Section 1445 of the Code.

(vii) Neither Modern Round nor any subsidiary of Modern Round has agreed, and none of them is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable period (or portion thereof) ending after the Closing Date.

(viii) None of Modern Round, its subsidiaries, or any predecessor of Modern Round or its subsidiaries has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency that has not been previously resolved.

(ix) Neither Modern Round nor any subsidiary of Modern Round has and none of them have had a permanent establishment in any foreign country and neither Modern Round nor any subsidiary of Modern Round does or has been engaged in a trade or business in any foreign country.

(x) No taxing authority is asserting or, to the knowledge of Modern Round or any subsidiary of Modern Round, threatening to assert a claim against Modern Round or any subsidiary of Modern Round under or as a result of Section 482 of the Code or any similar provision of any foreign, state, or local Tax law.

(xi) Neither Modern Round nor any subsidiary of Modern Round will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion of any taxable period) after the Closing Date as a result of any (A) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax law); (B) installment sale or open transaction disposition occurring on or prior to the Closing Date; (C) cash basis method of accounting or percentage of completion method of accounting; (D) an election under Section 108(i) of the Code; (E) prepaid amount received on or prior to the Closing Date; or (F) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of Tax law).

(xii) There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving either of Modern Round or any subsidiary of Modern Round except for agreements entered into in the ordinary course of business the principal purpose of which is not to indemnify for Taxes.

(xiii) Neither Modern Round nor any subsidiary of Modern Round has been a member of an affiliated group filing a consolidated federal income Tax Return. Neither Modern Round nor any subsidiary of Modern Round has any material liability for the Taxes of any person (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

(xiv) Neither Modern Round nor any subsidiary of Modern Round (A) is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income Tax purposes; (B) has made a check-the-box election under Section 7701 of the Code; (C) is a stockholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local, or foreign law); and (D) is a stockholder in a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(o) Accounts Receivable. Each account receivable of either Modern Round or any subsidiary of Modern Round has arisen from a bona fide transaction relating to the sale of goods or the provision of services in the ordinary course of business, is valid and enforceable, and is fully collectible, subject to no known defenses, setoffs, or counterclaims, except to the extent of the reserve reflected in the books of Modern Round and its subsidiaries or in such other amount that is not material in the aggregate.

(p) Contracts. Except as otherwise set forth on Schedule 3.2(p) hereto, neither Modern Round nor any subsidiary of Modern Round is a party to (i) any plan or contract providing for bonuses, incentives, pensions, options, unit purchases, deferred compensation, retirement payments, profit sharing, or welfare benefits; (ii) any plan or agreement providing for fringe benefits to present or former employees, including sick leave, severance pay, medical, hospitalization, life insurance, or related benefits; (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, excepting, in each case, items included within aggregate amounts disclosed or reflected in the Modern Round Base Balance Sheet; (iv) any employment, consulting, or other similar arrangement not terminable by it upon 30 days or less notice without penalty to it or that provides for payments upon or after termination; (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $5,000; (vi) any contract or agreement creating an obligation of Modern Round or its subsidiaries of $5,000 or more; (vii) any mortgage, deed of trust, pledge agreement, security agreement, lease, or other contract or agreement that by its terms does not terminate or is not terminable by it without penalty to it; (viii) any loan agreement, letter of credit, financing agreement, indenture, promissory note, or other similar type of arrangement; (ix) any purchase commitment to, or contract or agreement with, any manufacturer or other supplier creating an obligation of $5,000 or more; or (x) any license, authority, or permit in favor of any person or entity with respect to its business or any of its assets or properties (each a “Material Contract”). All Material Contracts to which Modern Round or any subsidiary of Modern Round is a party are valid and enforceable in accordance with their terms; Modern Round, its subsidiaries, and all other parties to each Material Contract have performed all obligations required to be performed to date and have waived no rights thereunder; none of Modern Round, any subsidiary of Modern Round, or any such other party is in default or in arrears under the terms of any Material Contract; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them. Neither Modern Round nor any subsidiary of Modern Round is bound by any agreement or arrangement to sell or provide goods or services at prices below the prevailing market prices therefor or to purchase goods or services at prices above the prevailing market prices therefor. Neither Modern Round nor any subsidiary of Modern Round has received notice, and neither Modern Round nor any subsidiary of Modern Round has reason to believe that any of the manufacturers for or suppliers to Modern Round or its subsidiaries intends to terminate its business relationship with Modern Round or its subsidiaries for any reason whatsoever.

(q) Compliance with Law and Other Regulations.

(i) General. Each of Modern Round and its subsidiaries is in compliance in all material respects with all requirements of foreign, federal, state, and local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it unless such noncompliance would not have a material adverse effect on Modern Round and its subsidiaries taken as a whole. Without limiting the foregoing, each of Modern Round and its subsidiaries has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Neither Modern Round nor any subsidiary of Modern Round has received any notice from any foreign, federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building, or zoning law, or requirement of any public authority or body. Neither Modern Round nor any subsidiary of Modern Round is subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of foreign, federal, state, or local law or regulation (including those relating to the employment of labor or environmental matters) or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

(ii) Environmental. Without limiting the foregoing, there is no environmental contamination, toxic waste, or other discharge, spill, construction component, structural element, or condition adversely affecting any of the properties owned, leased, or used by Modern Round or any subsidiary of Modern Round, nor has Modern Round or any subsidiary of Modern Round received any official notice or citation that any of its assets or properties in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including any requirements of CERCLA or any OSHA requirements. There has been no (A) storage, treatment, generation, or transportation, or (B) spill, discharge, leak, emission, injection, escape, dumping, or release of any kind into the environment (including into air, water, or ground water) of any materials (including industrial, toxic, or hazardous substances or solid, medical, or hazardous waste) by, or on behalf of, Modern Round or any subsidiary of Modern Round or from any property owned, leased, or used by Modern Round or any subsidiary of Modern Round in violation of any applicable foreign, federal, state, or local law, statute, rule, or regulation or the common law or any decree, order, arbitration award, or agreement with or any license or permit from any foreign, federal, state, or local governmental authority. Schedule 3.2(q)(ii) hereto sets forth, as of the date of this Agreement, a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are or have been used by Modern Round or any subsidiary of Modern Round, or are located on property owned, leased, or operated by Modern Round or any subsidiary of Modern Round, and that are subject to foreign, federal, state or local laws, statutes, rules or regulations, and such schedule sets forth their present contents, what the contents have been at any time in the past, and what program of redemption, if any, is contemplated with respect thereto.

(r) Employee Benefit and Employment Matters.

(i) ERISA Matters. Each of Modern Round and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of ERISA and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of Modern Round and its subsidiaries are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither Modern Round nor any subsidiary of Modern Round has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Each of Modern Round and its subsidiaries has furnished to Nuvola true and complete copies of, and listed on Schedule 3.2(r)(i) hereto, each pension plan, welfare plan, and employment benefit plan applicable to Modern Round or its subsidiaries or with respect to which Modern Round or its subsidiaries or any ERISA Affiliate contributes or has or may have actual or contingent liability (including any such liability under any terminated plan) and related trust agreements or annuity contracts, Internal Revenue Service determination letters, and summary plan descriptions; all of the foregoing plans, agreements, and commitments are valid, binding, and in full force and effect, and there are no defaults thereunder; and none of the rights of Modern Round or its subsidiaries or any of its ERISA Affiliates thereunder will be impaired by this Agreement or the consummation of the transactions contemplated by this Agreement.

(ii) Labor Matters. Each of Modern Round and its subsidiaries has complied with all other applicable foreign, federal, state, and local laws relating to the employment of labor, including, without limitation, the provisions thereof relative to wages, hours, collective bargaining, working conditions, and payment of taxes of any kind, and neither Modern Round nor any subsidiary of Modern Round is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation, sick leave, or other compensatory time except in the ordinary course of business consistent with past periods. Neither Modern Round nor any subsidiary of Modern Round is a party to any collective bargaining or other contract or agreement with any labor union, and there is no request for union representation pending or threatened against Modern Round or any subsidiary of Modern Round. There is not pending or threatened any (A) labor dispute, grievance, strike, or work stoppage involving any of the employees of Modern Round or any subsidiary of Modern Round, (B) charge or complaint against or involving any employees of Modern Round or any subsidiary of Modern Round by the National Labor Relations Board, the Department of Labor, OHSA, or any similar foreign, federal, state, or local board or agency, or (C) unfair employment or labor practice charges by or on behalf of any employee of Modern Round or any subsidiary of Modern Round.

(iii) Arrangements with Employees. The employment of each employee of either Modern Round or any subsidiary of Modern Round is terminable at will without cost to Modern Round or the applicable subsidiary. All officers and independent contractors of either Modern Round or any subsidiary of Modern Round are paid salaries or other compensation in accordance with the amounts set forth in Schedule 3.2(r)(iii) hereto, and Schedule 3.2(r)(iii) correctly and accurately sets forth, as of the date of this Agreement, all salaries, expenses, and personal benefits paid to or accrued for all managers, officers, members, independent contractors, agents, or other representatives of Modern Round and its subsidiaries as of the date of this Agreement, all of which are reflected as appropriate in the Modern Round Base Balance Sheet.

(iv) Code Section 280G. Neither Modern Round nor any subsidiary of Modern Round is or will be obligated to pay separation, severance, termination, or similar benefits as a result of any transactions contemplated by this Agreement, nor will any such transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual and the transactions contemplated by this Agreement will not be the direct or indirect cause of any amount paid or payable by Modern Round or any subsidiary of Modern Round being classified as an excess parachute payment under Section 280G of the Code.

(v) Section 409A. Each plan or arrangement that Modern Round or any subsidiary of Modern Round is a party to or bound by that constitutes a Section 409A Plan is in the form required by, and has been operated in all material respects in compliance with, the provisions of Section 409A of the Code and other generally applicable guidance published by the Internal Revenue Service. No transfers of property have been deemed to occur with respect to any Section 409A Plan as a result of the application of any of the rules relating to funding contained in Section 409A(b) of the Code.

(s) No Payments to Managers, Officers, Members, or Others. Since the date of the Modern Round Base Balance Sheet, there has not been any purchase or redemption of any Modern Round Units or any units of any subsidiary of Modern Round or any transfer, distribution, or payment by Modern Round or any subsidiary of Modern Round, directly or indirectly, of any assets or properties to any manager, officer, or member, other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of the Modern Round Base Balance Sheet.

(t) No Prohibited Payments. Neither Modern Round, nor any subsidiary of Modern Round, nor, to the knowledge of Modern Round, any officer, manager, employee, independent contractor, or agent, acting on behalf of Modern Round or any subsidiary of Modern Round, has at any time (i) made any contributions to any candidate for political office in violation of applicable law or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation, or ordinance requiring such disclosure; (ii) made any payment to any local, state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which Modern Round or any subsidiary of Modern Round sells products or renders services or from which Modern Round or any subsidiary of Modern Round buys products or services for the purpose of influencing such agent or person to buy products or services from or sell products or services to Modern Round or any subsidiary of Modern Round; or (iv) engaged in any transaction, maintained any bank account, or used any corporate funds, except for transactions, bank accounts, and funds that have been and are reflected in the normally maintained books and records of Modern Round or any subsidiary of Modern Round.

(u) Governing Documents and Minute Books. Each of Modern Round and its subsidiaries has previously made available to Nuvola true and complete copies of the articles of organization and operating agreement of each of Modern Round and its subsidiaries as currently in effect. The minute books of Modern Round and each of its subsidiaries contain records that are complete and accurate in all material respects of all meetings and other corporate actions held or taken by the managers (or committees of the managers) and members of Modern Round and its subsidiaries, as the case may be, since their organization.

(v) Insurance. Each of Modern Round and its subsidiaries maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in amounts and against such risks and losses as are adequate and customary for the businesses engaged in by it, all of which are set forth on Schedule 3.2(v) hereto. Each of Modern Round and its subsidiaries has previously made available to Nuvola true and complete copies of such policies. Schedule 3.2(v) hereto also sets forth, as of the date of this Agreement, a list of all insurance claims made by Modern Round and its subsidiaries during the last three years prior to the date of this Agreement.

(w) Accredited Investors. As of the date of this Agreement, each member of Modern Round is an “Accredited Investor” as that term is defined under Rule 501 of Regulation D or otherwise can acquire the Nuvola Common Stock pursuant to this Agreement without registration under the Securities Act by virtue of the exemption provided by Section 4(a)(2) of that act.

(x) Accuracy of Statements. Neither this Agreement nor any statement, list, certificate, or other information furnished or to be furnished by or on behalf of Modern Round to Nuvola or NMS in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

3.3 No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3, none of the parties to this Agreement makes any other express or implied representation or warranty with respect to it, its business, financial condition, or prospects, and each such party disclaims that it or any of its directors, officers, representatives, or agents has made any other representation or warranty. Except for the representations and warranties contained in this Section 3, each party disclaims, with the consent of the other parties, all liability or responsibility for any other asserted representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to any other party or such party’s directors, managers, officers, representatives, or agents.

SECTION 4.

COVENANTS

4.1 Mutual Covenants of the Parties.

(a) Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties to this Agreement shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable law, so as to enable such party to consummate, as soon as practicable, the transactions contemplated hereby, including (i) obtaining all consents, approvals, authorizations, permits, or orders from any Governmental Entity (as hereinafter defined) or other person that are required for the consummation of the transactions contemplated hereby; (ii) making all necessary filings, and thereafter making any other required submissions, with respect to this Agreement and the transactions contemplated hereby under any applicable laws; provided, that the parties hereto shall cooperate with each other in connection with the preparation and making of all such filings, including, if requested and subject to applicable laws regarding the exchange of information, by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable changes suggested in connection therewith provided that the reviewing party agrees to act reasonably and as promptly as practicable; (iii) taking any and all actions reasonably necessary to satisfy all of the conditions to such party’s obligations hereunder as set forth in Section 5; and (iv) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Effective Time. The term “Governmental Entity” shall mean any domestic or foreign governmental, administrative, judicial, or regulatory authority, agency, commission, body, court, or other legislative, executive, or judicial governmental entity.

(b) Notice Regarding Changes. Nuvola shall promptly inform Modern Round in writing of any change in facts and circumstances that could reasonably be expected to render any of the representations and warranties made herein by Nuvola or NMS inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. Modern Round shall promptly inform Nuvola and NMS in writing of any change in facts and circumstances that could reasonably be expected to render any of the representations and warranties made herein by Modern Round inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

(c) Public Announcements. Nuvola and Modern Round shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement unless mutually agreed by Nuvola and Modern Round, except as may be required by law on the advice of counsel or by any listing agreement with any national securities exchange.

(d) Further Assurances. If at any time after the Effective Time, any further action is necessary or desirable for any party to carry out the purposes of this Agreement (including providing any information in any way related to the assets to be purchased pursuant to this Agreement), the proper officers and directors of such party to this Agreement shall take all such action.

(e) Consistent Tax Reporting. None of the parties herein nor any of their affiliates will (i) take any position on an applicable income Tax Return that is inconsistent with the treatment of the Merger as an integrated transaction characterized as a merger of NMS into Modern Round that constitutes a reorganization within the meaning of Section 351(a)(1)(A) of the Code, other than in connection with a final determination following a challenge by a taxing authority; or (ii) knowingly take any action or knowingly fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 351(a)(1)(A) of the Code.

4.2 Covenants of Nuvola. Nuvola agrees that, unless Modern Round otherwise agrees in writing, prior to the Effective Time, it will comply with the following:

(a) Preservation of Business. Nuvola shall use its best efforts to (i) preserve intact the present business organization of Nuvola and NMS; (ii) preserve the present goodwill and advantageous relationships of Nuvola and NMS with investors and all other persons having business dealings with Nuvola or NMS; (iii) preserve and maintain in full force and effect all licenses, registrations, franchises, patents, trademarks, copyrights, bonds, and other similar rights of Nuvola and NMS; and (iv) maintain in full force and effect all property, casualty, fiduciary, directors and officers, and other forms of insurance that it is presently carrying.

(b) Ordinary Course. Nuvola and NMS shall operate their business only in the usual, regular, and ordinary course and manner. Without limiting the foregoing, neither Nuvola nor NMS shall (i) encumber or mortgage any of its assets or properties; (ii) incur any obligation (contingent or otherwise) or purchase or acquire, or transfer or convey, any material assets or properties or enter into any transaction or make or enter into any contract or commitment, except in the ordinary course of business; (iii) acquire any stock or other equity interest in any corporation, trust, or other entity; (iv) create, incur, or assume any indebtedness for borrowed money, or incur, assume, or become subject, whether directly or indirectly, by way of guaranty or otherwise, to any obligation or liability (whether absolute, accrued, contingent, or otherwise and whether due or to become due) other than obligations or liabilities incurred in the ordinary course of business; (v) fail to discharge or to satisfy any lien, claim, or encumbrance or pay or satisfy any claim, obligation, or liability (whether absolute, accrued, contingent, or otherwise) when the same shall become due and payable; (vi) sell, lease, assign, transfer, or otherwise dispose of any asset or property, except for sales of inventory in the ordinary course of business; (vii) knowingly permit or allow any material asset or property of Nuvola or NMS to be subjected to any lien, claim, or encumbrance or enter into any conditional sale or other title retention agreement with respect to any material asset or property; (viii) change in any material respect the accounting methods or practices followed by Nuvola and NMS; (ix) enter into any agreement with any labor union or association representing any employee; (x) enter into, amend, terminate, or fail to renew any material contract, other than in the ordinary course of business; (xi) make any capital expenditures, capital additions, or capital improvements in excess of $5,000 individually or $10,000 in the aggregate, other than in the ordinary course of business; (xii) make or revoke any material Tax election, other than consistent with past practice, unless required by applicable law, or resolve any Tax audit or other similar proceeding in respect of material Taxes paid by Nuvola and NMS; (xiii) waive or settle any material claims or rights relating to Nuvola’s or NMS’s business; or (xiv) transfer or license to any person or otherwise extend, modify, or amend in any material respect, any rights to intellectual property, other than in the ordinary course of business.

(c) Books and Records. Nuvola and NMS shall maintain their books, accounts, and records in the usual, regular, and ordinary manner and on a basis consistent with prior years.

(d) Compliance with Law. Nuvola and NMS shall comply with all laws, regulations, and rules applicable to them, the conduct of their business, and the ownership or use of their assets and properties.

(e) No Organic Change. Neither Nuvola nor NMS shall (i) amend its articles of incorporation, bylaws, articles of organization, or operating agreement; (ii) make any change in its capital stock or units by reclassification, subdivision, reorganization, or otherwise; or (iii) merge or consolidate with any other corporation, trust, or other entity or change the character of their business, in either case except as contemplated by this Agreement.

(f) No Issuance by Nuvola of Shares, Units, Options, or Other Securities. Neither Nuvola nor NMS shall (i) issue any shares of capital stock or units except for the issuance of any shares of Nuvola Common Stock upon the exercise of outstanding stock options and warrants; or (ii) grant any option, warrant, instrument, or other right to purchase or to convert any obligation into shares of capital stock of Nuvola or units of NMS.

(g) Compensation. Neither Nuvola nor NMS shall (i) increase the compensation payable to any officer or to other management personnel from the amount payable as of December 31, 2014; or (ii) introduce, adopt, or change any pension or profit sharing plan or any other employee benefit arrangement, except for insubstantial changes necessary to comply with the minimum requirements of the Code or ERISA, or except as disclosed in the Nuvola Disclosure Schedules. Neither Nuvola nor NMS shall enter into any employment agreements with any of their officers or management personnel that may not be cancelled without penalty upon notice not exceeding 30 days.

(h) Dividends. Nuvola shall not, and shall not permit NMS to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or units; (ii) split, combine, or reclassify any of its capital stock or units or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or units; or (iii) repurchase, redeem, or otherwise acquire any shares of capital stock of Modern Round or its subsidiaries or any other securities thereof.

(i) Modern Round’s Access to Information and Properties. Nuvola shall during regular business hours, upon reasonable advance notice and without unreasonable disruption to the operations of Nuvola and its business, permit Modern Round and its authorized employees, agents, accountants, legal counsel, and other representatives to have access to the books, records, officers, manager, and (upon reasonable advance request) employees, counsel, accountants, and other representatives of Nuvola and NMS for the purpose of conducting an investigation of the financial condition, corporate status, operations, prospects, business, and properties of Nuvola and NMS. Nuvola shall make available to Modern Round for examination and reproduction all documents and data of every kind and character relating to Nuvola and NMS in possession or control of, or subject to reasonable access by, Nuvola and NMS, including all files, records, data, and information relating to the properties of Nuvola and NMS (whether stored in paper, magnetic, or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Nuvola shall, during regular business hours, upon reasonable advance notice and without unreasonable disruption to the operations of Nuvola and its business, also allow Modern Round access to, and the right to inspect, the properties of Nuvola and NMS.

(j) Consents and Approvals. Nuvola shall use its commercially reasonable efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by Nuvola and NMS of the transactions contemplated by this Agreement. Nuvola shall make all filings, applications, statements, and reports to all foreign, federal, state, local, and other government agencies or entities that are required to be made prior to the Effective Time by or on behalf of Nuvola or NMS pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

4.3 Covenants of Modern Round. Modern Round agrees that, unless Nuvola otherwise agrees in writing, prior to the Effective Time, it will comply with the following:

(a) Compliance with Law. Modern Round and its subsidiaries shall comply with all laws, regulations, and rules applicable to them, the conduct of their business, and the ownership or use of their assets and properties.

(b) Nuvola’s Access to Information and Properties. Modern Round shall during regular business hours, upon reasonable advance notice and without unreasonable disruption to the operations of Modern Round and its business, permit Nuvola and its authorized employees, agents, accountants, legal counsel, and other representatives to have access to the books, records, officers, manager, and (upon reasonable advance request) employees, counsel, accountants, and other representatives of Modern Round and its subsidiaries for the purpose of conducting an investigation of the financial condition, corporate status, operations, prospects, business, and properties of Modern Round and its subsidiaries. Modern Round shall make available to Nuvola for examination and reproduction all documents and data of every kind and character relating to Modern Round and its subsidiaries in possession or control of, or subject to reasonable access by, Modern Round and its subsidiaries, including all files, records, data, and information relating to the properties of Modern Round and its subsidiaries (whether stored in paper, magnetic, or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Modern Round shall, during regular business hours, upon reasonable advance notice and without unreasonable disruption to the operations of Modern Round and its business, also allow Nuvola access to, and the right to inspect, the properties of Modern Round and its subsidiaries.

(c) Consents and Approvals. Modern Round shall use its commercially reasonable efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by Modern Round of the transactions contemplated by this Agreement. Modern Round shall make all filings, applications, statements, and reports to all foreign, federal, state, local, and other government agencies or entities that are required to be made prior to the Effective Time by or on behalf of Modern Round or its subsidiaries pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

(d) Investor Representation Letter. Modern Round shall provide to Nuvola an investor representation letter, providing that each stockholder of Modern Round is an “Accredited Investor” as that term is defined under Rule 501 of Regulation D or otherwise can acquire the Nuvola Common Stock pursuant to this Agreement without registration under the Securities Act by virtue of the exemption provided by Section 4(a)(2) of that act, and other customary representations and warranties provided in a private placement of securities.

4.4 Confidentiality.

(a) Except as contemplated by this Agreement, as required by law, or otherwise expressly consented to in writing by Nuvola, NMS, and Modern Round, all information or documents furnished hereunder by any party shall be kept strictly confidential by the party or parties to whom furnished at all times prior to the Effective Time, and in the event such transactions are not consummated, each shall return to the other all documents furnished hereunder and copies thereof upon request and shall continue to keep confidential all information furnished hereunder and shall not thereafter use the same for its advantage. Notwithstanding the foregoing, (i) Nuvola or Modern Round may, with the consent of the other, which consent shall not be unreasonably withheld or delayed, issue or make a press release, announcement, or other disclosure regarding this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law, and (ii) Nuvola may, at any time after the date of this Agreement, file with the SEC a Form 8-K and/or Form D pursuant to the Exchange Act and Securities Act, respectively, with respect to the transactions contemplated by this Agreement, (iii) as soon as reasonably practicable after the date of this Agreement, Nuvola and Modern Round agree to cooperate in the making of a joint press release related to the transactions contemplated hereby. Prior to the Effective Time or termination of this Agreement, Modern Round shall cooperate with Nuvola and provide such information and documents as may be required in connection with any such filings, and (iv) Modern Round may disclose information related to this Agreement and the transactions contemplated thereby to selected third parties as necessary for its business or regulatory purposes, provided Modern Round obtains written assurances that any material nonpublic information shall be kept in confidence and the recipients shall not trade Nuvola stock while in possession of material nonpublic information.

(b) If the transactions contemplated hereby are not consummated, each party will hold, and each party will cause its respective subsidiaries to hold, in absolute confidence any information obtained from another party except to the extent (i) such party is required to disclose such information by law or regulation, (ii) disclosure of such information is necessary in connection with the pursuit of a claim by such party against another party, (iii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) or (ii) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so. Notwithstanding the foregoing, Nuvola or Modern Round may, with the consent of the other, which consent shall not be unreasonably withheld or delayed, issue or make a press release, announcement, or other disclosure regarding the termination of this Agreement and the transactions contemplated hereby that it determines are reasonably necessary or desirable under applicable law.

SECTION 5.

CONDITIONS PRECEDENT TO OBLIGATIONS

5.1 Conditions Precedent to the Obligations of Nuvola and NMS. The obligations of Nuvola and NMS under this Agreement are, at the option of Nuvola and NMS, subject to the satisfaction of the following conditions on or before the Effective Time:

(a) Accuracy of Representations and Warranties. The representations and warranties of Modern Round herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time, except as affected by the transactions contemplated hereby.

(b) Performance of Agreements. Modern Round shall have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Effective Time.

(c) Corporate Approval. All necessary action on the part of the manager and members of Modern Round approving and adopting this Agreement and approving the transactions contemplated hereby shall have been taken.

(d) No Material Adverse Change. There shall be no material adverse change in the business, properties, or financial condition of Modern Round and its subsidiaries taken as a whole.

(e) Litigation. No action or proceeding by any Governmental Entity shall have been instituted or threatened that would enjoin, restrain, or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement, and would, in the reasonable judgment of Nuvola and NMS, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

(f) Officer’s Certificate. Modern Round shall deliver to Nuvola a certificate in form and substance reasonably satisfactory to Nuvola and its counsel, dated as of the Closing Date, certifying that the conditions specified in Sections 5.1(a), 5.1(b), and 5.1(d) have been fulfilled.

(g) Secretary’s Certificate. Modern Round shall deliver to Nuvola a secretary’s certificate in form and substance reasonably satisfactory to Nuvola and its counsel, dated as of the Closing Date, certifying attached copies of (i) the organizational documents of Modern Round, (ii) the resolutions of the Modern Round manager approving this Agreement and the transactions contemplated hereby; (iii) documentation regarding approval of this Agreement and the transactions contemplated hereby by the members of Modern Round; and (iv) the incumbency of each authorized officer of Modern Round signing this Agreement and any other agreement or instrument contemplated hereby to which Modern Round is a party.

5.2 Conditions Precedent to the Obligations of Modern Round. The obligations of Modern Round under this Agreement are, at the option of Modern Round, subject to the satisfaction of the following conditions on or before the Effective Time:

(a) Accuracy of Representations and Warranties. The representations and warranties of Nuvola and NMS herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time, except as affected by the transactions contemplated hereby.

(b) Performance of Agreements. Nuvola and NMS shall have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them or either of them on or prior to the Effective Time.

(c) Corporate Approval. All necessary action on the part of the directors of Nuvola and the manager and sole member of NMS, as applicable, approving and adopting this Agreement, approving the transactions contemplated hereby, and adopting the Stock Plan in the Form of Exhibit B hereto shall have been taken.

(d) No Material Adverse Change. There shall be no material adverse change in the business, properties, or financial condition of Nuvola and NMS taken as a whole.

(e) Litigation. No action or proceeding by any Governmental Entity shall have been instituted or threatened that would enjoin, restrain, or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement, and would, in the reasonable judgment of Modern Round, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

(f) Officer’s Certificate. Nuvola shall deliver to Modern Round a certificate in form and substance reasonably satisfactory to Modern Round and its counsel, dated as of the Closing Date, certifying that the conditions specified in Sections 5.2(a), 5.2(b), and 5.2(d) have been fulfilled.

(g) Secretary’s Certificate. Nuvola and NMS shall each deliver to Modern Round a secretary’s certificate in form and substance reasonably satisfactory to Modern Round and its counsel, dated as of the Closing Date, certifying attached copies of (i) the organizational documents of Nuvola and NMS, in each case, (ii) the resolutions of the Board of Directors in the case of Nuvola and the manager in the case of NMS approving this Agreement and the transactions contemplated hereby, in each case; (iii) documentation regarding approval of this Agreement and the transactions contemplated hereby by the members of NMS; (iv) the incumbency of each authorized officer of Nuvola and NMS, in each case, signing this Agreement and any other agreement or instrument contemplated hereby to which Nuvola and NMS, in each case, is a party.

(h) Officer’s Certificate. Nuvola shall deliver to Modern Round a certificate in form and substance reasonably satisfactory to Modern Round and its counsel, dated as of the Closing Date, certifying that the conditions specified in Sections 5.2(a), 5.2(b), and 5.2(d) have been fulfilled.

(i) Affiliate Arrangements. All agreements, commitments, and understandings between Nuvola or NMS and any affiliate thereof shall have been terminated in all respects on terms satisfactory to Modern Round, and all obligations, claims, or entitlements thereunder shall be unconditionally waived and released by such affiliates and written evidence thereof satisfactory in form and substance to Modern Round shall have been delivered to Modern Round.

(j) Indebtedness. Modern Round shall have received evidence reasonably satisfactory to it of the termination, at or prior to the Closing Date, of all indebtedness of Nuvola and NMS and any and all liens that encumber Nuvola’s or NMS’s assets or properties pursuant thereto, as well as copies of any UCC termination statements in connection therewith.

SECTION 6.

WAIVER, MODIFICATION, TERMINATION

6.1 Waivers. The failure of Nuvola or NMS to comply with any of their obligations, agreements, or conditions as set forth herein may be waived expressly in writing by Modern Round, by action of its manager without a vote of members. The failure of Modern Round to comply with any of its obligations, agreements, or conditions as set forth herein may be waived expressly in writing by the Board of Directors of Nuvola without a vote of stockholders and the manager of NMS without a vote of members.

6.2 Modification. This Agreement may be modified at any time in any respect by the written mutual consent of all of the parties, notwithstanding prior approval by stockholders or members. Any such modification may be approved for any party by its Board of Directors or managers, without further stockholder or member approval, except that the Conversion Rate may not be changed in any material respects without the consent of Modern Round members given by the same vote as is required under applicable state law for approval of this Agreement and the transactions contemplated hereby.

6.3 Termination . The Merger may be terminated on or before the Effective Time notwithstanding adoption of this Agreement by the stockholders or members of the parties hereto:

(a) By the mutual agreement of the Board of Directors of Nuvola and the managers of NMS and Modern Round;

(b) By the Board of Directors of Nuvola and the managers of NMS, if any of the conditions provided in Section 5.1 shall not have been satisfied, complied with, or performed in any material respect, and Nuvola and NMS shall not have waived such failure of satisfaction, noncompliance, or nonperformance;

(c) By the manager of Modern Round, if any of the conditions provided in Section 5.2 shall not have been satisfied, complied with, or performed in any material respect, and Modern Round shall not have waived such failure of satisfaction, noncompliance, or nonperformance; or

(d) At the option of any of Nuvola, NMS, or Modern Round, if there shall have been instituted and be pending or threatened any legal proceeding by any Governmental Entity seeking to restrain or prohibit or to obtain damages in respect of this Agreement or the consummation of the Merger contemplated by this Agreement, or if any order restraining or prohibiting the Merger shall have been issued by any court or Governmental Entity and shall be in effect.

In the event of any termination pursuant to this Section 6.3 (other than pursuant to subparagraph (a) hereof) written notice setting forth the reasons thereof shall forthwith be given by Nuvola and NMS, if they are the abandoning party, to Modern Round, or by Modern Round, if it is the abandoning party, to Nuvola and NMS. This Agreement shall terminate automatically if the Effective Time shall not have occurred on or before December 31, 2015, or such later date as shall have been agreed to by the parties hereto under Section 6.2.

6.4 Effect of Termination. If the Merger is terminated as provided for in this section, (a) this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement or to the directors, officers, managers, stockholders, members, representatives, and agents of any such party, and (b) Nuvola, NMS, and Modern Round shall each pay its own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and the obtaining of the necessary approvals thereof, including fees and expenses of its counsel, accountants, investment bankers, and other experts.

SECTION 7.

GENERAL

7.1 Indemnity Against Finders. Each party hereto shall indemnify and hold the other parties harmless against any claim for finders’ fees based on alleged retention of a finder by it.

7.2 Controlling Law. This Agreement, and all questions relating to its validity, interpretation, performance, and enforcement, shall be governed by and construed in accordance with the laws of the state of Nevada, notwithstanding any Nevada or other conflict-of-law provisions to the contrary.

7.3 Notices. All notices, requests, consents, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given and received (a) if mailed by registered or certified mail, three business days after deposit in the U.S. mail, postage prepaid, return receipt requested; (b) upon confirmation of a receipt of e-mail transmission; (c) if hand delivered, upon delivery against receipt or upon refusal to accept the notice; or (d) if delivered by a standard overnight courier, one business day after deposit with such courier, postage prepaid, in each case, addressed to such party at the address set forth below:

If to Nuvola or NMS:

Nuvola, Inc.

8800 North Gainey Center Drive, Suite 270

Scottsdale, Arizona 85258

Attention: Jeffrey I. Rassás

Phone: (480) 275-7572

E-mail: jrassas@gmail.com

with a copy given in the manner

prescribed above, to:

Stoecklein Law Group, LLP

401 West A Street

Suite 1150

San Diego, California 92101

Attention: Donald Stoecklein

Phone: (619) 704-1310

E-mail: djs@slgseclaw.com

If to Modern Round:

Modern Round, L.L.C.

7377 East Doubletree Ranch Road, Suite 200

Scottsdale, Arizona 85258

Attention: Ronald L. Miller, Jr.

Phone: (480) 219-8439

E-mail: rmiller@modernround.com

with a copy given in the manner

prescribed above, to:

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Robert S. Kant, Esq.

Phone: (602) 445-8302

E-mail: kantr@gtlaw.com

Any party may alter the address to which communications or copies are to be sent by giving notice to such of change of address in conformity with the provisions of this paragraph for the giving of notice.

7.4 Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

7.5 Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

7.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the maximum extent possible.

7.7 Schedules. The Schedules hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to any Schedule (a) shall be deemed to be disclosed as to all other applicable Schedules if either (i) there is an explicit cross-reference to another Schedule, or (ii) such disclosure is reasonably apparent on its face to be applicable to any other Schedule; and (b) shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

7.8 Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

7.9 Gender; Construction. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.” The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement.

7.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by .pdf or telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

7.11 Expenses. Each party shall pay such party’s own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and the obtaining of the necessary approvals thereof, including the fees and expenses of its counsel, accountants, investment bankers, and other experts.

7.12 Non-Survival of Representations and Warranties. None of the representations or warranties, made in or pursuant to this Agreement shall survive the Effective Time.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NUVOLA, INC.

By:	/s/ Jeffrey I. Rassàs
Jeffrey I. Rassás
President

NUVOLA MERGER SUB, LLC

By:	/s/ Jeffrey I. Rassàs
Jeffrey I. Rassás
Manager

MODERN ROUND, L.L.C.

By:	/s/ Ronald L. Miller, Jr.
Ronald L. Miller, Jr.
Chief Financial Officer

Signature Page to Agreement and Plan of Merger

APPENDIX 1

Directors and Officers of Nuvola

Directors

Mitchell A. Saltz – Chairman of the Board

Barry M. Monheit – Vice Chairman of the Board

Officers

William R. Scheidhauer – President and Chief Operating Officer

Ronald L. Miller, Jr. – Vice President, Secretary, and Chief Financial Officer

EXHIBIT A

Articles of Merger

(Attached)

140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Nuvola Merger Sub, LLC
Name of **merging** entity

Nevada	Limited Liability Company
Jurisdiction	Entity type *

Name of **merging** entity

Jurisdiction | Entity type *

Name of **merging** entity

Jurisdiction | Entity type *

Name of **merging** entity

Jurisdiction | Entity type *

and,

Modern Round, L.L.C.
Name of **surviving** entity

Nevada	Limited Liability Company
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

PHX 331,596,488v1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

- [x] **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**
- [ ] **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

- [ ] **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Nuvola Merger Sub, LLC

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Modern Round, L.L.C.

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☑ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ____________ **Time:** ____________

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Nuvola Merger Sub, LLC
Name of **merging** entity

X
Signature | Manager
Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

and,

Modern Round, L.L.C.
Name of **surviving** entity

X
Signature | Chief Financial Officer
Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15

EXHIBIT B

2015 Incentive Stock Plan

(Attached)

NUVOLA, INC.

2015 INCENTIVE STOCK PLAN

NUVOLA, INC.

2015 INCENTIVE STOCK PLAN

1.	Purpose	1
2.	Definitions	1
3.	Administration	5
4.	Shares Subject to Plan	6
5.	Eligibility; Per-Person Award Limitations	7
6.	Specific Terms of Awards	7
7.	Certain Provisions Applicable to Awards	12
8.	Code Section 162(m) Provisions	14
9.	Change in Control	15
10.	General Provisions	16

i

NUVOLA, INC.

2015 INCENTIVE STOCK PLAN

1. Purpose. The purpose of this NUVOLA, INC. 2015 INCENTIVE STOCK PLAN (the “Plan”) is to assist NUVOLA, INC., a Nevada corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining (including through designated retention awards), and rewarding high-quality executives, employees, officers, directors, and individual consultants who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

2. Definitions . For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any other right or interest relating to Shares or cash, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust, or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Board” means the Company’s Board of Directors.

(e) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause,” “good cause,” or “for cause” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or any severance agreement or plan covering the Participant. In the absence of any such agreement or plan or any such definition in such agreement or plan, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting, or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure, and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs, or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(f) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

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(h) “Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee under this Plan; provided, however, that if the Board fails to designate a Compensation Committee or if there are no longer any members on the Compensation Committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(i) “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Related Entity, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(j) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(k) “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers (other than the chief financial officer) of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(l) “Director” means a member of the Board or the board of directors of any Related Entity.

(m) “Disability” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, and in the case of any Option that is an Incentive Stock Option, if and to the extent required in order for the Option to satisfy the requirements of Section 422 of the Code, “disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(n) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(o) “Effective Date” means the effective date of the Plan, which shall be the Stockholder Approval Date.

(p) “Eligible Person” means each officer, Director, Employee, or Consultant who is a natural person providing bona fide services to the Company or any Related Entity and whose services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for Shares. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

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(q) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s) “Fair Market Value” means the fair market value of Shares, Awards, or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(t) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason,” “Adverse Change in Control Effect,” or “for good reason,” as applicable, set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or any severance agreement or plan covering the Participant. In the absence of any such agreement or plan or any such definition in such agreement or plan, such term shall mean the uncured occurrence of any of the following events without the Participant’s written consent: (i) the Company in any material respect reduces the Participant’s duties, authority, or base compensation, or (ii) the Participant is required to relocate more than 50 miles from the Participant’s then current geographic location at which the Participant performs services for the Company or a Related Entity. For purposes of this Plan, Good Reason shall be deemed to exist only if the Company or a Related Entity does not cure the circumstances giving rise to the Good Reason within sixty (60) days from the date the Participant delivers a written notice describing the circumstances giving rise to the Good Reason. Such notice must be received by the Company or its successor within thirty (30) days of the date on which the Participant becomes aware of the occurrence of such condition.

(u) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(v) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(w) “Listing Market” means the Nasdaq Stock Market or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(x) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(y) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(z) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(aa) “Outside Director” means any Director who is not also an Employee.

(bb) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

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(cc) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(dd) “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ee) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ff) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(gg) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company, or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(hh) “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ii) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(jj) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.

(kk) “Restricted Stock Unit Award” means an Award of Restricted Stock Units granted to a Participant under Section 6(e) hereof.

(ll) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(mm) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(nn) “Shares” means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(oo) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(pp) “Stockholder Approval Date” means the date on which this Plan is approved by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) and 422 of the Code, Rule 16b-3 under the Exchange Act, and applicable requirements under the rules of the Listing Market and provided further the Board of Directors if the Compensation Committee has not been formed.

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(qq) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution, or any other corporation or other entity that is an affiliate, as that term is defined in Rule 405 under the Securities Act of 1933, controlled by the Company directly or indirectly through one or more intermediaries; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

(rr) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted by a company, or the right or obligation to make future Awards by a company where such company is (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive, and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof, or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants, or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

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4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be equal to 7,000,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to (A) any Award are forfeited, expire or otherwise terminate without issuance of such Shares, or (B) any Award that could have been settled with Shares is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards shall, to the extent of such forfeiture, expiration, termination, cash settlement, or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(b)(iv) below.

(ii) In the event that any withholding tax liabilities arising from any Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv) Any Share that again becomes available for delivery pursuant to this Section 4(b) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(b) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 1,000,000 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

(vi) Notwithstanding anything in this Section 4(b) to the contrary, Shares reacquired by the Company on the open market using the cash actually received by the Company for the exercise price in connection with the exercise of an Option Award shall not be available for delivery with respect to Awards under the Plan.

(vii) Upon the exercise of a Stock Appreciation Right, the number of Shares counted against the Shares available under the Plan shall be the full number of Shares subject to the Stock Appreciation Right multiplied by the percentage of the Stock Appreciation Right actually exercised, regardless of the number of Shares actually used to settle such Stock Appreciation Right upon exercise.

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5. Eligibility; Per-Person Award Limitations.

(a) Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options and/or Stock Appreciation Rights with respect to more than 3,000,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Awards and/or Other Stock-Based Awards that are subject to Section 8 hereof that may be settled by the issuance of more than 3,000,000 Shares. The maximum amount of cash and the Fair Market Value of property other than Shares that may be payable to any one Participant in settlement of any Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, and/or Other Stock-Based Awards that are subject to Section 8 hereof, is (x) $5,000,000 with respect to any 12 month Performance Period (not prorated for any performance period that is less than 12 months), and (y) with respect to any Performance Period that is more than 12 months, $5,000,000 multiplied by the number of full or partial 12 month periods that are in the Performance Period.

(b) Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any continuing Outside Director during any fiscal year of the Company shall not exceed $400,000; provided, however, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any new Outside Director for the first fiscal year of the Company in which he or she becomes an Outside Director shall not exceed $800,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the law of the Company’s incorporation, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options, or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s stockholders.

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(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants or Beneficiaries.

(iii) Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.

(iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $1,000,000; and

(C) if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(v) Term. The term of each Option shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

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(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Other than pursuant to Section 10(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without stockholder approval.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(iv) Term. The term of each Stock Appreciation Right shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Stock Appreciation Right exceed a period of ten years.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement, which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant or Beneficiary.

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(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed. Except as otherwise provided in any Award Agreement, (A) dividends or other distributions payable with respect to a Restricted Stock Award shall be paid on the date or dates the Shares subject to the Restricted Stock Award to which such dividends or other distributions relate, become vested and transferable, with such dividends or other distributions to be accumulated, without interest, by the Company (the “Accumulated Dividends”), (B) all Accumulated Dividends payable with respect to a Restricted Stock Award shall be paid in cash, and (C) any Accumulated Dividends with respect to a Restricted Stock Award shall be forfeited and all rights of the Participant to such Accumulated Dividends shall terminate, without further obligation on the part of the Company, unless the Shares subject to the Restricted Stock Award to which such Accumulated Dividends relate become vested pursuant to the terms of the Restricted Stock Award and this Plan. Notwithstanding the provisions of this Section 6(d)(iv), cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award that vests based on achievement of performance goals shall either (x) not be paid or credited or (y) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant or any Beneficiary.

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(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be subject to the following terms and conditions: (A) Dividend Equivalents payable with respect to a Restricted Stock Unit Award shall be paid on the date or dates the portion of the Restricted Stock Unit Award to which such Dividend Equivalents relates, is satisfied under Section 6(e)(i), with such Dividend Equivalents to be accumulated, without interest, by the Company (the “Accumulated Dividend Equivalents”), (B) all Accumulated Dividend Equivalents payable with respect to a Restricted Stock Unit Award shall be paid in cash, and (C) any Accumulated Dividend Equivalents with respect to a Restricted Stock Unit Award shall be forfeited and all rights of the Participant to such Accumulated Dividend Equivalents shall terminate, without further obligation on the part of the Company, unless the portion of the Restricted Stock Unit Award to which such Accumulated Dividend Equivalents relate become vested pursuant to the terms of the Restricted Stock Unit Award and this Plan. Notwithstanding the foregoing, the applicable Award Agreement may specify whether any Dividend Equivalents shall be (x) paid at the dividend payment date, deferred or deferred at the election of the Participant, or (y) converted to additional Restricted Stock Units that shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit Award with respect to which such Dividend Equivalents have been credited. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code). Notwithstanding the provisions of this Section 6(e)(iii), Dividend Equivalents credited in connection with a Restricted Stock Unit Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit Award with respect to which such Dividend Equivalents have been credited.

(f) Bonus Stock and Awards in Lieu of Obligations . The Committee is authorized to grant Shares to any Eligible Person as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents . The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments, in connection with another Award, other than Option or Stock Appreciation Right Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award, other than an Option or Stock Appreciation Right Award, that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

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(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards shall be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, in each case in a manner that does not violate the requirements of Section 409A of the Code. Dividend Equivalents credited in connection with a Performance Award shall be subject to restrictions and risk of forfeiture to the same extent as the Performance Award with respect to which such Dividend Equivalents have been credited.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine. Dividend Equivalents credited in connection with Other Stock-Based Awards that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Other Stock-Based Awards with respect to which such Dividend Equivalents have been credited.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone (except for Dividend Equivalent Awards) or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered, provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); and provided further that if an option is granted in substitution for another option, the term of the substituted option shall not exceed the term of the original option.

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(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Listing Market. Subject to Sections 7(e) and 9(a) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on a deferred basis, all shall be done all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

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(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8. Code Section 162(m) Provisions.

(a) Covered Employees. The provisions of this Section 8 shall be applicable to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award if it is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee and is intended to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed under Section 162(m) of the Code.

(b) Performance Criteria . If an Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment, and cash flow in excess of cost of capital); (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before all or some of the following items: interest, taxes, depreciation, amortization, stock-based compensation, ASC 718 expense, or any extraordinary or special items; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index, the Nasdaq Composite Index, the Russell 2000 Index, or another group of companies that are comparable to the

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Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Awards subject to this Section 8 shall be measured over a Performance Period no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to Awards subject to this Section 8, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9. Change in Control.

(a) Effect of “Change in Control.” Upon the occurrence of a “Change in Control,” as defined in Section 9(b), any restrictions, deferral of settlement, and forfeiture conditions applicable to an Award shall not lapse, and any performance goals and conditions applicable to an Award shall not be deemed to have been met, as of the time of the Change in Control, unless either (i) the Company is the surviving entity in the Change in Control and the Award does not continue to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control, or (ii) the successor company does not assume or substitute for the applicable Award, as determined in accordance with Section 10(c)(ii) hereof. Upon the occurrence of a “Change in Control,” as defined in Section 9(b), if either (i) the Company is the surviving entity in the Change in Control and the Award does not continue to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control, or (ii) the successor company does not assume or substitute for the applicable Award, as determined in accordance with Section 10(c)(ii) hereof, the applicable Award Agreement may provide that any restrictions, deferral of settlement, and forfeiture conditions applicable to an Award shall lapse, and any performance goals and conditions applicable to an Award shall be deemed to have been met, as of the time of the Change in Control. If the Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control, or the successor company assumes or substitutes for the applicable Award, as determined in accordance with Section 10(c)(ii) hereof, the applicable Award Agreement may provide that with respect to each Award held by such Participant at the time of the Change in Control, in the event a Participant’s employment is terminated without Cause by the Company or any Related Entity or by such successor company or by the Participant for Good Reason within 24 months following such Change in Control, any restrictions, deferral of settlement, and forfeiture conditions applicable to each such Award shall lapse, and any performance goals and conditions applicable to each such Award shall be deemed to have been met, as of the date on which the Participant’s employment is terminated.

(b) Definition of “Change in Control”. Unless otherwise specified in any employment, consulting, severance agreement or plan covering the Participant, or other agreement for the performance of services between the Participant and the Company or a Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

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(i) during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act) (a “Person”);

(ii) the consummation of a merger or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries (but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable) or the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (each of the foregoing events being hereinafter referred to as a “Reorganization”), in each case, unless, immediately following such Reorganization, all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or any successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization continue to beneficially own, directly or indirectly, as a result of beneficially owning such Company Voting Securities, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities; or

(iii) any Person or “group” (as used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iii), any acquisition pursuant to a Reorganization that does not constitute a Change in Control for purposes of subparagraph (ii) above shall not be a Change in Control.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon) and are otherwise not inconsistent with the rules as to the use of Form S-8 Registration Statement under the Securities Act of 1933, as amended (or any successor or, at the sole discretion of the Committee, other registration statement pursuant to which Awards, Shares, rights or interests under the Plan are then registered under such Act). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

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(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee; provided, however, the limitations set forth in Section 9(a) shall apply with respect to the following approaches in subsections (A) through (D) below, regardless of whether the transaction constitutes a Change in Control: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

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(iii) Other Adjustments. The Committee (and the Board) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to the satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants and Beneficiaries to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the minimum statutory withholding required with respect to that Award.

(f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants or Beneficiaries, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

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(g) Clawback of Benefits.

(i) The Company may (A) cause the cancellation of any Award, and (B) require reimbursement by a Participant of any previously paid Award or part of an Award, and effect any other right of recoupment of equity or other compensation provided under this Plan, in accordance with any Company policy (each, a “Clawback Policy”) that currently exists, or may from time to time be adopted or modified in the future by the Company in order to comply with applicable laws or Listing Market requirements. By accepting an Award, a Participant is also agreeing to be bound by any Clawback Policy that currently exists or may from time to time be adopted or modified in the future by the Company in order to comply with applicable laws or Listing Market requirements. By accepting an Award, a Participant is further agreeing that all of the Participant’s Award Agreements may be unilaterally amended by the Company, without the Participant’s consent, to the extent required to comply with any Clawback Policy adopted or modified in order to comply with applicable laws or Listing Market requirements.

(ii) Except as otherwise provided in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or any severance agreement or plan covering the Participant, if the Participant, without the consent of the Company violates a non-competition, non-solicitation, or non-disclosure covenant or agreement, as determined by a court of competent jurisdiction, then any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled.

(h) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(i) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

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(k) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws, and applicable federal law.

(m) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(n) Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(o) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(p) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan was adopted by the Board on [            ] and shall become effective on the Stockholder Approval Date, provided that the Stockholder Approval Date occurs within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Stockholder Approval Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

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